Exhibit A












                                          ACSYS, INC.

                        AMENDED AND RESTATED 1997 STOCK OPTION PLAN

                                          ACSYS, INC.

                                    AMENDED AND RESTATED
                                  1997 STOCK OPTION PLAN

                                     TABLE OF CONTENTS

                                                                  Page

ARTICLE I

      DEFINITIONS                                                   1

ARTICLE II

      THE PLAN                                                      5

            2.1   Name                                              5
            2.2   Purpose                                           5
            2.3   Effective Date                                    5

ARTICLE III

      PARTICIPANTS                                                  5

ARTICLE IV

      ADMINISTRATION                                                5

            4.1   Duties and Powers of the Committee                5
            4.2   Interpretation; Rules                             6
            4.3   No Liability                                      6
            4.4   Majority Rule                                     6
            4.5   Company Assistance                                6

ARTICLE V

      SHARES OF STOCK SUBJECT TO PLAN                               6

            5.1   Limitations                                       6
            5.2   Antidilution                                      7

ARTICLE VI

      OPTIONS                                                       8

            6.1   Types of Options Granted                          8
            6.2   Option Grant and Agreement                        9
            6.3   Optionee Limitations                              9
            6.4   $100,000 Limitation                               9
            6.5   Exercise Price                                   10
            6.6   Exercise Period                                  10
            6.7   Option Exercise                                  10
            6.8   Nontransferability of Option                     11
            6.9   Termination of Employment or Service             12
            6.10  Employment Rights                                12
            6.11  Certain Successor Options                        12
            6.12  Effect of Change in Control                      12

ARTICLE VII

      STOCK CERTIFICATES                                           15

ARTICLE VIII

      TERMINATION AND AMENDMENT                                    16

            8.1   Termination and Amendment                        16
            8.2   Effect on Grantee's Rights                       16

ARTICLE IX

      RELATIONSHIP TO OTHER COMPENSATION PLANS                     16

ARTICLE X

      MISCELLANEOUS                                                16

            10.1  Replacement or Amended Grants                    16
            10.2  Forfeiture for Competition                       16
            10.3  Plan Binding on Successors                       17
            10.4  Singular, Plural; Gender                         17
            10.5  Headings, etc., No Part of Plan                  17
            10.6  Interpretation                                   17

EXHIBIT A                                                           i

SCHEDULE A                                                         vi

SCHEDULE B                                                        vii

                                          ACSYS, INC.

                                    AMENDED AND RESTATED
                                  1997 STOCK OPTION PLAN

                                           ARTICLE I
                                          DEFINITIONS

      As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

            "Board" shall mean the Board of Directors of the Company.

            "Cause" shall mean theft or destruction of property of the Company, a Parent, or a Subsidiary, disregard of Company rules or policies, or conduct evincing willful or wanton disregard of the interests of the Company. Such determination shall be made by the Committee based on information presented by the Company and the Employee and shall be final and binding on all parties hereto.

            "Change in Control" shall mean the occurrence of either of the following events:

            (i) A change in the composition of the Board of Directors as a result of which fewer than one-half of the incumbent directors are directors who either:

                  (A)   Had been directors of the Company 24
                        months prior to such change; or

                  (B)   Were elected, or nominated for
                        election, to the Board of Directors
                        with the affirmative votes of at least
                        a majority of the directors who had
                        been directors of the Company 24 months
                        prior to such change and who were still
                        in office at the time of the election
                        or nomination; or

            (ii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than any person who is a shareholder of the Company on or before the effective date of the Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

            "Code" shall mean the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

            "Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. In selecting the Committee, the Board shall consider (i) the benefits under
            Section 162(m) of the Code of having a Committee composed of "outside directors" (as that term is defined in the Code) for certain grants of Options to highly compensated executives, and (ii) the benefits under Rule 16b-3 of having a Committee composed of either the entire Board or a Committee of at least two Directors who are Non-Employee Directors for Options granted to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean the Board.

            "Company" shall mean ACSYS, Inc., a Georgia corporation.

            "Director" shall mean a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for purposes of
            Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

            "Employee" shall mean an employee of the Employer.

            "Employer" shall mean the corporation that employs an Optionee.

            "Exchange Act" shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

            "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option
            Agreement.

            "Fair Market Value" on any date shall mean (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company's current and future earnings.

            "Incentive Stock Option" shall mean an option to purchase any stock of the Company, which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

            "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission.

            "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

            "Option" shall mean an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.

            "Optionee" shall mean a person to whom an Option has been granted hereunder.

            "Parent" shall mean any corporation (other than the Employer) in an unbroken chain of corporations ending with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the Employer owns stock possessing 50 percent or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.

            "Permanent and Total Disability" shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

            "Plan" shall mean the ACSYS, Inc. 1997 Stock Option Plan, the terms of which are set forth herein.

            "Purchasable" shall refer to Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option
            Agreement.

            "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

            "Section 16 Insider" shall mean any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

            "Stock" shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

            "Stock Option Agreement" shall mean an agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, a sample form of which is attached hereto as Exhibit A (which form may be varied by the Committee in granting an Option).

            "Subsidiary" shall mean any corporation (other than the Employer) in an unbroken chain of corporations beginning with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                          ARTICLE II
                                           THE PLAN

      2.1 Name. This Plan shall be known as the "ACSYS, Inc. 1997 Stock Option Plan."

      2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its shareholders by affording certain employees and Directors of the Company and its Subsidiaries, as well as key consultants and advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of Options is to promote the growth and profitability of the Company and its Subsidiaries because the Optionees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

      2.3 Effective Date. The Plan shall become effective on May 22, 1997; provided, however, that if the shareholders of the Company have not approved the Plan on or prior to the first anniversary of such effective date, then all options granted under the Plan shall be non-Incentive Stock Options.


                                          ARTICLE III
                                          PARTICIPANTS

      The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company which shall include, but not be limited to, all Directors and employees, including but not limited to executive personnel, of the Company or any Subsidiary, as well as key consultants and advisors to the Company or any Subsidiary.


                                          ARTICLE IV
                                       ADMINISTRATION

      4.1 Duties and Powers of the Committee. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options in accordance with the provisions of the Plan and may grant Options singly, in combination, or in tandem. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement. The Committee shall also have the discretion and authority to delegate to any Officer its powers to grant Options under the Plan to any person who is an employee of the Company but not an Officer or Director. To the extent not inconsistent with the provisions of the Plan, the Committee may give an Optionee an election to surrender an Option in exchange for the grant of a new Option, and shall have the authority to amend or modify an outstanding Stock Option Agreement, or to waive any provision thereof, provided that the Optionee consents to such action.

      4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state, or local laws or regulations.

      4.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

      4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

      4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


                                          ARTICLE V
                              SHARES OF STOCK SUBJECT TO PLAN

      5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 2,000,000, and not more than 500,000 shares of Stock may be made subject to Options to any individual in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The number of shares of Stock available for issuance hereunder shall automatically increase on the first trading day each calendar year beginning January 1, 1998, by an amount equal to three percent (3%) of the shares of Stock outstanding on the trading day immediately preceding January 1; but in no event shall any such annual increase exceed 500,000 shares. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options or non-Incentive Stock Options, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article VIII, provided that the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 2,000,000 (other than pursuant to anti-dilution adjustments) without shareholder approval. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

      If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code Section 422 or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

      5.2   Antidilution.

            (a) If (x) the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (y) any spin-off, split-off or other distribution of assets materially affects the price of the Company's stock, or (z) there is any assumption and conversion to the Plan by the Company of an acquired company's outstanding option grants, then:

                  (i) the aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted proportionately by the Committee; and

                  (ii) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options shall be adjusted proportionately by the Committee.

            (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

                  (i) notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate 30 days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then-remaining restrictions pertaining to Options shall immediately lapse; and/or

                  (ii) notify all Optionees that all Options granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

            (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of such Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

            (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Board or the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                          ARTICLE VI
                                           OPTIONS

      6.1 Types of Options Granted. The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

      6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten years after the earlier to occur of the effective date of the Plan or the date the Plan is approved by the Company's shareholders.

      Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee's interest in, the Options evidenced thereby.

      6.3 Optionee Limitations. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

            (a)   is not an employee of the Company or any of its Subsidiaries;
or

            (b) owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants;
(ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

      6.4 $100,000 Limitation. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

      6.5 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee. Subject to the provisions of
Section 6.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

      6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Option intended to be an Incentive Stock Option shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option.

      6.7   Option Exercise.

            (a)   Unless otherwise provided in the Stock Option Agreement or
Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to fewer than 100 shares unless the remaining shares that have become so Purchasable are fewer than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

            (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 6.7(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

            (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, that the Board may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a recourse note equal to the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

            (d) In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such elec-tion as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

            (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

      6.8 Nontransferability of Option. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order, and no Option shall be transferable by an Optionee who is a Section 16 Insider prior to shareholder approval of the Plan. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

      6.9 Termination of Employment or Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option of termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten years from the date of grant thereof.

      6.10 Employment Rights. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person's employment at any time.

      6.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code Section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code Section 424(a).

      6.12 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of a Change in Control in a particular Option Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

                                          ARTICLE VII
                                      STOCK CERTIFICATES

      The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

      (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

      (b) The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

      (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

      (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

      Stock certificates issued and delivered to the Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                          ARTICLE VIII
                                  TERMINATION AND AMENDMENT

      8.1 Termination and Amendment. The Board may at any time terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

            (a) Increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan, except as contemplated in Section
5.2 hereof; or

            (b) Change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan.

      8.2 Effect on Optionee's Rights. No termination, amendment, or modification of the Plan shall affect adversely an Optionee's rights under a Stock Option Agreement without the consent of the Optionee or his legal representative.

                                          ARTICLE IX
                        RELATIONSHIP TO OTHER COMPENSATION PLANS

      The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.


                                          ARTICLE X
                                       MISCELLANEOUS

      10.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution for them. No modification of an Option shall adversely affect an Optionee's rights under a Stock Option Agreement, however, without the consent of the Optionee or his legal representative.

      10.2 Forfeiture for Competition. If an Optionee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Optionee while an Employee, then that Optionee's rights under any Options outstanding hereunder shall be forfeited and terminated, subject in each case to a determination to the contrary by the Committee.

      10.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

      10.4 Singular, Plural; Gender Whenever used herein, nouns in the singu-lar shall include the plural, and the masculine pronoun shall include the feminine gender.

      10.5 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

      10.6 Interpretation. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Plan administrators.


*                  *                  *                  *                  *

                                                      Exhibit A to
                                                      ACSYS, Inc.
                                                      1997 Stock Option Plan -
                                                      Form of Stock Option
                                                      Agreement


                                          ACSYS, INC.
                                  STOCK OPTION AGREEMENT


      THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of this ______ day of _______________, ______, is by and between ACSYS, Inc., a Georgia corporation (the "Company"), and ________________________________________ (the
"Optionee").

      WHEREAS, on May ____, 1997, the Board of Directors of the Company adopted a stock option plan known as the "ACSYS, Inc. 1997 Stock Option Plan" (the "Plan"), and recommended that the Plan be approved by the Company's shareholders; and

      WHEREAS, the Committee has granted the Optionee a stock option to purchase the number of shares of the Company's common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company; and

      WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

      NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

      1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee.

      2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Option") to purchase all or any part of the number of shares of the Company's Common Stock (the "Stock"), set forth on Schedule A attached hereto and incorporated herein by reference. The Option shall be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable on and after the date specified on Schedule A or on such earlier date as determined pursuant to Section 8, 9, or 10 hereof. Schedule A states whether the Option is intended to be an Incentive Stock Option.

      3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a share of Stock as of the Date of Grant (as defined in Section 11 below) if the Option is an Incentive Stock Option.

      4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

      5. Option Non-Transferable. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order, and no Option shall be transferable by an Optionee who is a Section 16 Insider prior to shareholder approval of the Plan. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

      6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 14 hereof to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 hereof, and (c) be accompanied by
(i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee, and duly endorsed or accompanied by stock transfer powers, having a Fair Market Value equal to the total Exercise Price applicable to the shares then being purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to the shares then being purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

      7. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

      8.  Termination of Employment.

      (a) Except as otherwise specified in Schedule A hereto, in the event of the termination of the Optionee's employment with the Company or any of its Subsidiaries, other than a termination that is either (i) for cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability or retirement, the Optionee may exercise this Option at any time within 30 days after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

      (b) Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee's employment that is either (i) for cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

      (c) Unless and to the extent otherwise provided in Exhibit A hereto, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any Subsidiary, the Optionee shall continue to have the right to exercise any Options for shares which were Purchasable at the date of the Optionee's retirement provided that, on the date which is three months after the date of retirement, the Options will become void and unexercisable unless on the date of retirement the Optionee enters into a noncompete agreement with the Company and continues to comply with such noncompete agreement. This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

      9. Disabled Optionee. In the event of termination of employment because of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

      10. Death of Optionee. Except as otherwise set forth in Schedule A with respect to the rights of the Optionee upon termination of employment under
Section 8(a) above, in the event of the Optionee's death while employed by the Company or any of its Subsidiaries or within three months after a termination of such employment (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option. If the Optionee was an employee of the Company or any of its Subsidiaries at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Optionee's employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of such termination.

      11. Date of Grant. This Option was granted by the Board of Directors of the Company on the date set forth in Schedule A (the "Date of Grant").

      12. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that the Optionee will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

      13. Disposition of Shares. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the shares purchased pursuant to the exercise of an Incentive Stock Option must not be transferred by the Optionee except pursuant to the Optionee's will, or the laws of descent and distribution, until the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee exercise of such Incentive Stock Option.

      14. Confidential Information and Trade Secrets. During the Optionee's employment with the Company, the Optionee has had and will have access to Proprietary Information of the Company and/or its Parents and Subsidiaries. During the Optionee's employment with the Company or any of its Parents or Subsidiaries, and for a period of two years thereafter, Optionee (i) shall hold all Proprietary Information in confidence, (ii) shall use the Proprietary Information solely in furtherance of the business of the Company as required by the Optionee's employment, and (iii) shall not disclose, publish or make use of such knowledge or information for any other reason without the express written consent of the Company. Upon the termination of the Optionee's employment with the Company for any reason, the Optionee shall immediately return to the Company any and all copies of all Proprietary Information, and shall not retain or remove any secret or confidential information of any type or description without the express written consent of the Company. "Proprietary Information" as used herein means all of the temporary help lists, customer lists, supplier lists, price lists, financial information, operating manual and forms, plans, notes, computer programs, systems and software (including, without limitation, documentation and related source and object codes), and other knowledge and information of a confidential or proprietary nature regarding the business of the Company and its Parents and Subsidiaries. Proprietary Information shall not include any information which enters the public domain in the absence of a breach by any party of any confidentiality obligations to the Company or its Subsidiaries.

      15. Noncompetition. The Company is engaged in providing short-term and long-term outsourcing, technical and professional staffing services, and professional placement services. In consideration of the rights granted to the Optionee hereunder, the Optionee agrees that, during the Optionee's employment with the Company or any of its Parents or Subsidiaries and for a period of two years thereafter, the Optionee shall not (without the prior written consent of the Company), for his own benefit or for the benefit of others, directly or indirectly, engage in, have any equity or profit interest in, or render services of any executive, marketing, sales, administrative, supervisory, or consulting nature within the Territory to any business which competes with the business activities being directly engaged in by the Company in the Territory as of the date on which the Optionee's employment is terminated. As used herein, the "Territory" shall mean the twenty-five mile radius surrounding any office of the Company or any of its Parents or Subsidiaries to which the Optionee is assigned or for which the Optionee does a substantial amount of work during his employment with the Company or any of its Parents or Subsidiaries. Notwithstanding anything contained herein to the contrary, the Optionee shall not be prohibited from owning, directly or indirectly, up to 5% of the outstanding equity interests of any company whose stock is publicly traded.

      16. Non-Solicitation of Customers. The Company's list of its customers and the nature of its relationship with such customers are among the most valuable assets of the Company. During the Optionee's employment with the Company and for a period of two years thereafter, the Optionee shall not contact or solicit business from any active or prospective customer of the Company or its Parents or Subsidiaries with whom the Optionee had personal contact during his employment with the Company or any of its Parents or Subsidiaries.

      17. Non-Solicitation of Employees. The Optionee shall not solicit to employ, on his own behalf or on behalf of any other person, firm or corporation, any person who was employed during the Optionee's employment with the Company or any Parent or Subsidiary and who has not thereafter ceased to be employed by the Company or a Parent or Subsidiary for a period of at least one year.

      18. Severability. The provisions of this Agreement are intended to be reasonable and not to violate the public policies of the jurisdictions in which it is to be enforced. If a judicial determination is made that any of the provisions of this Agreement constitutes an unreasonable or otherwise unenforceable restriction against the Optionee, such provision shall be modified to the extent necessary to render such provision reasonable and enforceable, including reducing the terms or geographic extent of such provision, if necessary.

      19. Miscellaneous.

      (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

      (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

      (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at [insert the then current address].

      (d) This Agreement may not be modified except in a writing executed by each of the parties hereto.

      IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Stock Option Agreement to be executed on behalf of the Company and the Company's seal to be affixed hereto and attested by the Secretary or an Assistant Secretary of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

ACSYS, Inc.                                OPTIONEE


By:_____________________________         By:_________________________________
      Name:_____________________               Name:_________________________
      Address:__________________               Address:______________________



ATTEST:_________________________


________________________________
Secretary/Assistant Secretary

[SEAL]

                                          SCHEDULE A
                                              TO
                                    STOCK OPTION AGREEMENT
                                            BETWEEN
                                          ACSYS, INC.
                                              AND
                              ________________________________

                               Dated:  ___________________



1.    Number of Shares Subject to Option:  _________________ Shares.

2.    This Option (Check one) [ ] is [ ] is not an Incentive Stock Option.

3.    Option Exercise Price:  $__________ per Share.

4.    Date of Grant:  _____________________

5.    Option Vesting Schedule:

            Check one:

            ( ) Options are exercisable with respect to all shares on or after the date hereof
            ( ) Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

                        No. of Shares                       Vesting Date




6.    Option Exercise Period:

            Check One:

            ( )   All options expire and are void unless exercised
                  on or before ________________ ____, ______.
            ( )   Options expire and are void unless exercised on
                  or before the date indicated next to the number of shares:

                        No. of Shares                       Expiration Date

7. Effect of Termination of Employment of Optionee (if different from that set forth in Sections 8 and 10 of the Stock Option Agreement):

                                          SCHEDULE B

                                     NOTICE OF EXERCISE


            The undersigned hereby notifies ACSYS, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase _____________ shares of the Company's common stock (the "Common Stock"), pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ____________________, ______. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $__________ payable to the Company, and/or (2) _________ shares of the Company's Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the ACSYS, Inc. 1997 Stock Option Plan) as of the date hereof of $___________, such amounts being equal, in the aggregate, to the purchase price per share set forth in
Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section
5.2 of the Agreement).

            IN WITNESS WHEREOF, the undersigned has set his hand and seal, this ______ day of _______________, ______.

                                          OPTIONEE [OR OPTIONEE'S
                                          ADMINISTRATOR,
                                          EXECUTOR OR PERSONAL
                                          REPRESENTATIVE]


                                    __________________________________________
                                    Signature


                                    __________________________________________
                                    Name and Position (if other than Optionee)